                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                 PRIVATE NETWORK SATELLITE SERVICES AGREEMENT

This AMENDED AND RESTATED PRIVATE NETWORK SATELLITE SERVICES AGREEMENT ("Agreement") is made as of this _____ day of February, 1998, by and between AMSC SUBSIDIARY CORPORATION ("AMSC"), a wholly-owned subsidiary of AMERICAN MOBILE SATELLITE CORPORATION, both of which are Delaware corporations having their principal places of business at 10802 Parkridge Boulevard, Reston, VA 20191-5416, and SKYSITE COMMUNICATIONS CORPORATION ("Skysite") a Delaware corporation having its principal place of business at 11500 Sherman Way, North Hollywood, CA 91605.

WHEREAS, AMSC is authorized by the Federal Communications Commission ("FCC") to provide domestic Mobile Satellite Service ("MSS") within the United States, Puerto Rico, the U.S. Virgin Islands, and U.S. coastal waters up to 200 miles on or over ocean areas outside the territory of any foreign country; and

WHEREAS, AMSC's service lines include the sale of mobile satellite service on a private network basis for use and/or resale to their customers; and

WHEREAS, Skysite is willing and desirous of purchasing mobile satellite service on the terms and conditions set forth in this Agreement,

WHEREAS, the parties entered into a Private Network Satellite Services Agreement as of December 7, 1995; and

WHEREAS, the parties entered into Amendments Nos. 1 and 2 to the Agreement as of May 29 and June 30, 1997, respectively; and

WHEREAS, the parties now desire to amend and restate the Agreement and its Amendments in their entirety as set forth in this Amended and Restated Private Network Satellite Services Agreement.

NOW, THEREFORE, the parties agree as follows:

                                  ARTICLE ONE
                       TERM; RELATIONSHIP OF THE PARTIES
                       ---------------------------------

1.1  TERM.
     ----

(a)  Term:  This Agreement shall begin on January 1, 1998 (the "Commencement
     ----
Date"), and shall end on the date which is the earlier of June 30, 2005 or (2) the date by which Skysite has purchased the full Commitment, as defined in section 1.3(a) of this Agreement ("Term"). All references in this Agreement to "quarter" and "quarterly" shall refer to and be calculated based on calendar quarters.

 2   Commitment.
     ----------

(a)  Total Commitment: Skysite hereby commits to purchase from AMSC Ten Million
     ----------------
Dollars ($10,000,000.00) worth of Service during the Term (the "Commitment"), and agrees to pay for the full Commitment at the rates for Service shown in
Exhibit 2 to the Agreement and as otherwise described in this Agreement, irrespective of whether it uses or resells all of the Commitment during the Term.

     (1) The Commitment may be satisfied by any combination of (i) Service purchased on an on-demand, per-minute basis at the rates set forth in Exhibit 2 to this Agreement ("On-Demand Service") and/or (ii) Virtual Private Network and/or Dedicated Private Network Channels, at the rates set forth in Exhibit 2 to this Agreement. All amounts billed to Skysite by AMSC and paid by Skysite for On-Demand Service of for Channels, including but not limited to Communications Time, activation charges and monthly access fees shall be included to satisfy the Commitment.

     (2) For purposes of this Agreement, "Communications Time" is the period of time during which the AMSC satellite ("MSAT") is in communication with AMSC's Communications Ground Segment ("CGS") as a result of a call initiated from or directed to a satellite telephone ("User Equipment," "mobile telephone," or "MT") which has been activated at the request of Skysite. Communications Time is rounded up to the next whole minute.

     (b)  Quarterly Minimums:  To satisfy the Commitment, Skysite's purchases of
          ------------------
On-Demand Service, Channels, and any Quarterly Reconciliation Payments, as defined in section 2.2 of this Agreement, at the end of any given quarter shall equal or exceed the Cumulative Quarterly Minimums shown in Exhibit 1, which is attached to and hereby made a part of this Agreement (collectively, "Cumulative Purchases").

     (1) Skysite's Cumulative Purchases for a given quarter shall be equal to all charges less any credits granted by AMSC for On-Demand Service and Channels.

     (2) Unless Skysite disputes in writing the quarterly reconciliation provided by AMSC pursuant to the provisions of section 2.2 of this Agreement before the beginning of the next calendar quarter, the parties acknowledge the accuracy of the quarterly reconciliation.

     (3) The parties acknowledge that as of December 31, 1997, Skysite's Cumulative Purchases for On-Demand Service and Channels were Four Hundred Eighteen Thousand Five Hundred Ninety Three Dollars and Fifty Nine Cents ($418,593.59) as billed, of which Three Hundred Twenty Three Thousand Two Hundred Ninety One Dollars and Fifty Six Cents ($323,291.56).

     (4) Billing and payment for Quarterly Minimums shall be as described in sections 2.3 and 2.5, respectively, of this Agreement.

(c) Relationship to forecasts: Skysite acknowledges that the Commitment and the Quarterly Minimums will be used by AMSC for its own capacity and traffic planning requirements, and that therefore the Quarterly Minimums shall not be modified or deferred for any reason, including, without limitation, the unavailability of User Equipment. The Quarterly Minimums, and Skysite's obligation to pay AMSC in accordance with them, shall not be affected by the forecasts required pursuant to section 1.3(d) of this Agreement.

1.3  SKYSITE'S RESPONSIBILITIES.
               ----------------

Skysite's responsibilities under this Agreement shall include, in addition to any others stated in this Agreement --

(a)  Marketing and promotion:  Skysite shall market and promote the Service to
     -----------------------
its customers and potential customers on a "private label" basis. Skysite shall not use AMSC's name, brand names, trademarks or servicemarks without AMSC's advance written consent. Notwithstanding the foregoing, Skysite may identify AMSC as its satellite service provider. Skysite may at any time during the Term of this Agreement apply to AMSC for appointment as a Value-Added Service Provider ("VASP") of the service, on AMSC's then-current terms and conditions for VASP's, provided that Skysite meets AMSC's then-current standards for appointment of VASP's.

(b)  Rates, terms, and conditions to customers:  Skysite shall be responsible
     -----------------------------------------
for setting the prices and, subject to the provisions of Article 3 of this Agreement, the terms and conditions, of the Service to its customers, as well as managing customer accounts, including without limitation billing and collection activities and determination and collection of any taxes applicable to the Service as resold to Skysite's customers.

(c)  Facilities provided by Skysite:  Except for the communications services and
     ------------------------------
facilities described in section 1.6 of this Agreement, Skysite shall be responsible, at its sole expense, for providing or arranging for the provision of all other communications services and facilities required for its and its customer's use of the Service, including, without limitation, all required MT's.

(d)  Forecasts:  Skysite shall provide AMSC with written forecasts of Skysite's
     ---------
requirements for Communications Time. Five year forecasts shall be provided semi-annually, beginning upon execution of this Agreement, and shall identify Skysite's anticipated usage on a quarterly basis for the first two years and on a semi-annual basis for the last three years. Skysite shall provide AMSC upon request with such other related forecasting information as AMSC may reasonably request for the purpose of network planning.

(e)  Other facilities requirements:
     -----------------------------

     (a)  Compliance with AMSC requirements and standards:  All MT's and other
          -----------------------------------------------
communications facilities or services used by Skysite or its customers, including, without limitation, Skysite's interconnection facilities and equipment, if any, shall comply with all applicable technical and other requirements, including but not limited to those of AMSC and the FCC. AMSC will provide its applicable requirements to Skysite upon request; AMSC reserves the right to change such requirements from time to time.

     (2)  Licenses and permits:  Skysite shall secure all licenses, permits,
          --------------------
rights-of-way, approvals, and any other arrangements necessary for its use and the provision of the Service to its customers, including without limitation all FCC or other governmental licenses, permits or approvals required in connection with the interconnection facilities which Skysite may provide as set forth herein.

     (3)  AMSC right of access:  For the protection of AMSC's network, services,
          --------------------
facilities and personnel, Skysite hereby grants AMSC the right at any time, and from time to time, upon reasonable prior notice except in the case of an emergency, to inspect all equipment and communications facilities or services used by Skysite or its customers for compliance with FCC regulations, this Agreement, and AMSC's emission requirements, protocol standards and other technical requirements.

1.4  AMSC'S RESPONSIBILITIES.
     -----------------------

AMSC's responsibilities under this Agreement shall, in addition to any others contained herein, be as follows:

(a)  Provision of Service:  AMSC will provide the Service for use throughout the
     --------------------
United States, in Puerto Rico, the U.S. Virgin Islands, and points up to 200 miles offshore, and other areas within the coverage of AMSC's MSAT, provided that AMSC has received regulatory approval to provide Service in such areas.

(b)  Access to AMSC facilities:  AMSC shall provide, or provide access to, the
     -------------------------
MSAT, the CGS, and such data and communications lines and other equipment and facilities necessary to accept calls from and direct calls to MT's activated at the request of Skysite, and to deliver calls from and to the calling and called parties, respectively, unless Skysite elects to itself provide such interconnection facilities and equipment in accordance with the provisions of section 1.5 of this Agreement.

(c)  Call detail records:  (1) AMSC will provide Skysite on a monthly basis with
     -------------------
the Service call records of Skysite's customers in reasonable detail sufficient to enable Skysite to bill its customers, but in no greater detail than AMSC generates for its own billing and record keeping purposes. Notwithstanding the foregoing, call detail information will be limited to the origin, destination, and duration of calls, and no taxes, other assessments, or call rating will be applied.

     (2) AMSC will provide call detail records to Skysite on media and in a format agreed upon by the parties, provided, however, that if the parties agree on a medium and format substantially different from the media and format in which AMSC provides call detail records to AMSC's other private network customers, AMSC reserves the right to charge Skysite for providing call detail records in such other agreed upon medium and format, based on AMSC's costs of preparation and delivery, including but not limited to any hardware/software modifications required to AMSC's facilities. AMSC will advise Skysite in writing of any such costs and shall render an invoice, which will be payable as described in section 2.5 of this Agreement.

     (3) AMSC will use reasonable efforts, but shall not be obligated, to develop a means by which Skysite may have electronic access to the call detail records of Skysite's customers within 24 hours after the day on which such records were generated.

(d)  Deactivation of MT's:  AMSC shall, upon receipt of written notice from
     --------------------
Skysite requesting deactivation of a MT, promptly arrange for such deactivation, but Skysite shall be liable for all charges for calls made from or directed to any MT activated at Skysite's request until the end of the business day next succeeding the date on which AMSC receives notice from Skysite to deactivate such MT. The parties will agree in writing on the activation/deactivation procedure for MT's on or before the Commencement Date; this procedure will include a provision for emergency deactivation in the event of fraudulent usage of a MT or MT's.

1.5  INTERCONNECTION OPTION:
     ----------------------

(a) Skysite may elect, by written notice to AMSC, to install a communications switch and interconnection facilities and equipment to route calls between AMSC's CGS and parties calling or called from MT's, as the case may be ("Call Transport Termination"). In such event --

     (1) Skysite shall be solely responsible for the purchase, installation, maintenance and operation of the facilities necessary to provide Call Transport Termination, including, without limitation, the connections therefrom into the CGS, and AMSC shall have not liability for any costs related thereto nor any responsibility for the installation, maintenance or operation thereof; and

     (2) Calls will be deemed "completed," for purposes of section 2.1(c) of this Agreement, when delivered to Skysite's switch, and Skysite shall be solely responsible for the delivery and completion of calls to the called party; and

     (3) The rates for Service will be reduced as described in section 2.1(a)(2) of this Agreement if Skysite elects to provide its own facilities under this paragraph (a).

(b) Subsequent to an election under paragraph (a) of this section 1.5, Skysite may, by ninety (90) days' written notice, but no more often than annually, elect to have AMSC resume provision and maintenance of interconnection facilities in accordance with this section 1.5.

(c) Upon receipt by AMSC of an election notice under paragraph (a) or (b) of this section 1.5, AMSC and Skysite diligently shall endeavor to transfer Call Transport Termination from or to Skysite's facilities and equipment, as the case may be, in accordance with a schedule mutually agreed upon by the parties. Beginning with the first day after completion of such transfer, Skysite shall be billed at the appropriate rates for Service, as described in section 2.1(a) of this Agreement. Skysite shall be responsible for, and promptly shall pay upon receipt of an invoice from AMSC, all costs and charges reasonably incurred and documented by AMSC in completing such transfer.

1.6   FRAUD PREVENTION.
      ----------------

(a) The Service is provided subject to the condition that there will be no abuse or fraudulent use thereof. Abuse and fraudulent use include, but are not limited to, the following:

      (1) Obtaining or attempting to obtain Service through any trick, scheme, false representation, false credit device, or unapproved MT or other facilities, with the intent to avoid payment, in whole or in part, of the charges for the Service; or

      (2) Obtaining, interrupting, accessing, altering, or destroying, or attempting to obtain, interrupt, access, alter, or destroy, any files, programs, information and/or use of the Service of another AMSC customer or user by rearranging, tampering with, or making connection to any facilities of AMSC by any trick, scheme, false representation, or through any other fraudulent means or devices; or

      (3) Assisting another to perform any of the acts prohibited in subparagraph (1) or (2) of this paragraph (a).

(b) Skysite and AMSC shall cooperate to prevent abuse or fraudulent usage of the Service. Skysite shall terminate any of its customers' use, or the participation in or access to the Service by any of its vendors, promptly, but in no event more than 24 hours after receipt of notice from AMSC, in the event of their abuse or fraudulent use of or access to the Service or any other AMSC facility.

1.7   GENERAL.
      -------

(a)   Contacts and coordination:  The parties shall appoint and identify to
      -------------------------
one another in writing such contacts as are reasonably necessary for coordination of matters relating to technical, administrative, and billing functions and activities, as well as any other appropriate matters. At a minimum, each party shall identify a single point of contact for the development and performance of the Implementation Plan provided for in section 1.5(a) of this Agreement.

(b)   Advertising and promotion:
      -------------------------

      (a) All advertising and promotion by the parties shall conform to the standards of lawful advertising. All advertising and promotional materials prepared by a party which include use of the other party's name or trademarks, or any other statements relating to this Agreement, shall be submitted to the other party in advance for written approval. Such written approval (i) shall not unreasonably be withheld, conditioned, or delayed, and (ii) shall not relieve the generating party of responsibility for legal compliance with the advertisement. Materials previously approved by a party shall not be subject to repeated approvals before subsequent use.

     (2) Except as provided in section 1.3(a) of this Agreement, Skysite shall have no right, title or interest in or to AMSC's name, logo, trademarks or other trade designations, and Skysite shall not make any use thereof without the express prior written permission of AMSC.

(c)  Ethical responsibilities of the parties: AMSC and Skysite shall each
     ---------------------------------------
refrain from doing anything that would tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of the other or adversely affect the other, or, in the case of AMSC, adversely affect AMSC's status as a licensed common carrier, except that a party's enforcement of its rights and performance of its duties and obligations contained herein shall not be deemed a violation of the provisions of this paragraph (c). Each party shall be governed in all its dealings under this Agreement by the highest standards of honesty, integrity, and fair dealing.

     (d)  Confidentiality: The Reciprocal Nondisclosure Agreement between the
          ---------------
parties, entered into contemporaneously with this Agreement and shown as Exhibit 2 hereto, is hereby made a part of this Agreement. The Nondisclosure Agreement shown in Exhibit 2 supersedes in its entirety the Nondisclosure Agreement entered into by the parties as of November 3, 1995 ("11/3/95 Agreement"). Notwithstanding the foregoing, the 11/3/95 Agreement shall apply to all information exchanged by the parties up to the date of execution of this Agreement and the Nondisclosure Agreement shown in Exhibit 2. Without limitation, the parties agree that their respective customer information, including traffic and traffic projections, forecasts, customer lists, and other customer account information (collectively, "Customer Information") is deemed to be "Confidential Information" for purposes of the Nondisclosure Agreement.

1.8  USER EQUIPMENT.
     --------------

(a)  No alteration or modification: User Equipment may not be altered or
     -----------------------------
modified without the advance written approval of the manufacturer and certification by AMSC that altered or modified User Equipment is accepted for use with the Service and AMSC's MSS network generally. Alteration or modification of User Equipment may void the manufacturer's warranty, and AMSC reserves the right to deny or terminate Service to altered or modified User Equipment and shall have no liability whatever to Skysite or Skysite's customers for any loss or damage caused by unauthorized altered or modified User Equipment or by the termination of Service to such User Equipment.

(b)  Installation, warranty, and maintenance: Skysite shall be responsible for
     ---------------------------------------
installation, warranty, and maintenance of User Equipment. Skysite's personnel who install or service User Equipment shall successfully complete the Technical Certification Program provided by AMSC and/or the manufacturers of User Equipment.

(c)  Conditions of sale:  Skysite may purchase User Equipment from AMSC for
     ------------------
resale to Skysite's customers for use in connection with the Service. Skysite's purchases of User Equipment shall, unless otherwise agreed in writing by AMSC, be on a prepaid basis.

     (1) Skysite shall place orders for User Equipment in accordance with AMSC's then-current policies and procedures, as provided to Skysite from time to time by AMSC.

     (2) The prices for User Equipment shall be as set forth on the price sheets issued by AMSC from time to time, including any applicable volume discounts or special promotions for which Skysite is eligible, and are subject to change upon written notice from AMSC. Volume discounts, if offered, will be available only for units ordered at one time, on the same sales order number. Separate orders, even if placed on the same day, may not be aggregated to be eligible for volume discount pricing.

     (3) Skysite acknowledges and agrees that AMSC is neither the manufacturer nor the warrantor of User Equipment. Skysite agrees to look solely to the User Equipment manufacturer of the manufacturer's authorized service agent for warranty or maintenance service.

     (4) Unless otherwise agreed in writing by AMSC and Skysite, User Equipment will not be pre-commmissioned before shipment. AMSC reserves the right to assess a pre-commissioning fee to Skysite..

(d)  Direct purchases of User Equipment:  As an alternative or in addition to
     ----------------------------------
the provisions of paragraph (c) of this section 1.8, Skysite may at its option purchase User Equipment directly from the manufacturers. Such purchases will be at prices and on terms and conditions negotiated and agreed upon between Skysite and the manufacture, and AMSC shall have no responsibility for User Equipment purchased directly from the manufacturer.


                                  ARTICLE TWO
                          RATES, BILLING, AND PAYMENT
                       ---------------------------------

2.1  RATES AND CHARGES.
     -----------------

(a)  Rates:  Rates and charges for the Service shall be as set forth in Exhibit
     -----
3, which is attached to and made a part of this Agreement.

     (1) The rates shown in Exhibit 3 are based on the volume of the Commitment. Skysite may at its option, upon 60 days' written notice to AMSC, elect to increase the Commitment, and in consideration of such increase, AMSC will make available to Skysite AMSC's then-current rates for the volume elected by Skysite, or such other rates as the parties may agree upon in writing. The increased Commitment shall be (i) effective for the remainder of the then-current Term of this Agreement and (ii) subject to the provisions of section 1.2 of this Agreement

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

     (2) The per minute prices shown in Exhibit 3 will be reduced by Seven Cents ($.07) per minute - if Skysite performs Call Transport Termination as described in section 1.6(c) of this Agreement.

     (3) AMSC covenants that Skysite shall at all times under this Agreement receive a discount of no less than Twenty Five Percent (25%) off of AMSC's then-current "base retail rates" for On-Demand Service, including Skycell Satellite Dispatch Service, but excluding Fixed Site service.

     (i) If and when AMSC's base retail rates for On-Demand Service (other than for Fixed Site service) change, AMSC shall promptly notify Skysite and modify this Agreement in writing as necessary to provide Skysite with at least a Twenty Five Percent (25%) discount off of AMSC's rates for On-Demand Service, except for the rates for Fixed Site service.

     (ii) For purposes of this Agreement, "base retail rates" are the rates charged by AMSC for the smallest volume or unit and/or the shortest term duration in which AMSC prices the service and sells it on a regular basis to unaffiliated entities, without discount for volume, duration of term, or other discount or promotion. Skysite acknowledges and agrees that AMSC may grant volume- or term-based or promotional discounts to its other customers for those services and that AMSC shall not be obligated to guarantee Skysite a Twenty Five Percent (25%) discount off of volume- or term-based or promotional discounts.

     (iii) Notwithstanding the foregoing, AMSC agrees that if, in any quarter, Skysite's total purchases of On-Demand Service and Channels exceed the applicable Quarterly Minimum for that quarter by at least 50%, AMSC will sell User Equipment to Skysite at AMSC's cost for the subsequent quarter.

(b)  Skycell Satellite Dispatch Service Plus rates: Skysite currently receives a
     ---------------------------------------------
thirty percent (30%) discount off of AMSC's then-current retail rates for Skycell Satellite Dispatch Service. Current Skycell Satellite Dispatch Service rates are shown in the attachment to Exhibit 2 to this Agreement. AMSC will not increase Skysite's rates for Skycell Satellite Dispatch to reflect the 25% discount described in paragraph (a)(3) of this section 2.1, but if AMSC lowers its base retail rates for Skycell Satellite Dispatch Service, Skysite's rates will be lowered only to the 25% discount level. Notwithstanding the foregoing, the rates for "Voice Airtime per Minute" as shown on Exhibit 2 shall not be available to Skysite, and the rates for voice airtime shall be as set forth in
Exhibit 2 to the Agreement. Skysite's resale of Skycell Satellite Dispatch Service will be subject to the provisions of section 1.3(a) of this Agreement.

(c)  Calculation of charges:
     ----------------------

     (1) All charges for Communications Time shall be based on actual minutes used (rounded up to the next whole minute) and will be applied to calls both to and from each MT.

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

If AMSC changes its billing policy and calculates Communications Time in less than whole-minute increments, Skysite billing calculations shall be changed accordingly.

     (2) AMSC will bill Skysite for completed calls only, subject to the provisions of section 1.5(a)(2) of this Agreement. A "completed call" is one that is answered by the called party or, if unanswered, rings for more than 70 seconds.

     (3) The rates described in this section 2.1 assume Call Transport Termination by AMSC and within the 48 continental United States ("CONUS"). Unless Skysite is performing Call Transport Termination AMSC shall add a charge for long distance connections for all Call Transport Termination outside of CONUS. International long distance charges are passed through at AMSC's cost.

2.2  QUARTERLY RECONCILIATION.
     ------------------------

AMSC shall deliver to Skysite a reconciliation on a quarterly basis, comparing Skysite's actual Cumulative Purchases during the previous quarter to the applicable Cumulative Quarterly Minimum for that period.

2.3  BILLING OF CHARGES
     ------------------

AMSC shall bill Skysite for all Service rates and charges, including On-Demand Service and Channels, and for User Equipment purchased by Skysite from AMSC under this Agreement as set forth in this section 2.3

(a)  Monthly billing: Fixed, recurring charges, including, but not limited to,
     ---------------
Access Fees and any deactivation or reactivation fees, and any other basic monthly fees for On-Demand Service will be billed in advance. Usage and call delivery charges will be billed in arrears in the month following the month in which they are incurred.

     (1) AMSC will issue to Skysite a monthly invoice on or before the 7th day of each month. Skysite shall make Weekly Payments, as described in section 2.5, defined in section 2.5(b) of this Agreement, in respect of such invoices.

     (2) For purposes of computing partial month charges for access fees, each day is considered to be 1/30 (one-thirtieth) of a month. A first invoice may contain charges from a previous billing period for service provided from the date of installation through the current invoice period.

(b)  Quarterly billing: AMSC shall invoice Skysite, and Skysite shall pay AMSC,
     -----------------
quarterly in advance for Channel(s). AMSC will invoice Skysite for new Channels upon receipt of Skysite's order. An initial Channel invoice will be prorated on a daily basis for the remainder of the quarter in which the Channel is activated.

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

(c)  Reconciliation invoice: If Skysite's Cumulative Purchases are less than the
     ----------------------
applicable Cumulative Quarterly Minimum, AMSC will add to the next monthly invoice an amount equal to the difference between Cumulative Purchases and the applicable Cumulative Quarterly Minimum, and Skysite shall pay such invoice as provided in section 2.5 of this Agreement. Such reconciliation and invoice shall, absent manifest error, be deemed conclusively to establish such Actual Usage.

(d)  User Equipment: User Equipment must be paid for prior to shipment,
     --------------
separately from charges for On-Demand Service and Channels.

2.4  TAXES.
     -----

All rates set forth in this Agreement are exclusive of Applicable Taxes. For purposes of this Agreement, "Applicable Taxes" are taxes, assessments, surcharges, levies, or similar items assessed by a governmental body. Skysite is liable for, and shall indemnify AMSC from and against, all Applicable Taxes which may be passed directly through to Skysite or its customers, and all Applicable Taxes properly chargeable to Skysite or its customers with respect to AMSC's provision of the Service to Skysite or relating to Skysite's use, resale, or lease of the Service or MT's to Skysite's customers or others, and/or any penalty and interest thereon if assessed by the applicable governmental body. AMSC will invoice Skysite for such penalties and interest, and Skysite shall pay such invoices in accordance with the provisions of section 2.5(a) and (b) of this Agreement.

2.5  TERMS OF PAYMENT.
     ----------------

(a)  Payment method: Skysite shall make all payments under this Agreement for
     --------------
On-Demand Service, Channels, any Quarterly Reconciliations, and User Equipment by wire transfer in accordance with the instructions set forth in Exhibit 4, which is attached to and hereby made a part of this Agreement.

(b)  Payment deadline: Except for User Equipment and Channels, which shall be
     ----------------
prepaid, Skysite shall make all payments due under this Agreement by wire transfer on or before AMSC's "Close of Business" every Friday ("Weekly Payments"), without requirement of invoice, provided, however, that if a Friday is a holiday recognized by the financial institution named in Exhibit 4, payment shall be due on or before AMSC's Close of Business on the subsequent Monday.

     (1) For purposes of this Agreement, AMSC's "Close of Business" is 5:30 p.m. prevailing Eastern time. Skysite's delivery to AMSC prior to the payment deadline of a copy of its irrevocable wire transfer authorization, including the Federal reference number, shall be deemed as timely payment in the event that the actual transfer is delayed by reasons beyond Skysite's control.

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

     (2) "Amounts due" shall include any Applicable Taxes and any penalties and interest thereon, and shall be payable whether or not such charges are disputed or have been paid to Skysite by Skysite's customers.

(c)  Cure period payments: The parties agree that, as of the date of this
     --------------------
Agreement, Skysite owes AMSC One Hundred Forty Eight Thousand Eight Hundred Twenty One Dollars and Twenty One Cents ($148,831.31) (the "Outstanding Balance"), as shown in Exhibit 5, which is attached to and hereby made a part of this Agreement. Skysite shall pay in full the Outstanding Balance, plus all new charges for On-Demand Service and Channels billed during the period February 13, 1998, through April 24, 1998 ("Cure Period"), as set forth in this paragraph
(c).

     (1) Beginning on February 13, 1998, and ending on April 24, 1998, Skysite shall make eleven (11) Weekly Payments of Twenty Two Thousand Two Hundred Sixty Dollars ($22,260.00) each, provided, however, that, if this Agreement is executed by the parties after February 13, 1998, the first Weekly Payment shall be in an amount equal to the sum of all Weekly Payments starting February 13, 1998, through the date of execution of this Agreement. By way of example and not of limitation, if this Agreement is executed on or before February 27, 1998, the Weekly Payment due on February 27, 1998, will be Sixty Six Thousand Seven Hundred Eighty Dollars ($66,780.00).

     (2) If all payments are made as described in this paragraph (c), then Skysite will, by April 24, 1998, have (i) paid the Outstanding Balance in full,
(ii) paid all amounts due for the months of, March and April, 1998, and (iii) prepaid the amounts due for the month of May 1998.

     (3) Skysite's payments during the Cure Period shall be applied first to the Outstanding Balance and then to the Service invoices for the months of March, April, and May, 1998, according to the schedule set forth in Exhibit 5.

(d)  Post Cure Period payments: For the month of May 1998 through the end of the
     -------------------------
Term ("Post Cure Period"), Skysite shall, subject to the provisions of section 2.6(a) of this Agreement, prepay On-Demand Service in installments, as follows:

     (1) AMSC and Skysite will calculate the amount to be paid each month by adding Two Thousand Dollars ($2,000.00) to the amount of each previous month's invoice ("Estimated Invoice"). During the month before the month in which the invoice will be rendered, Skysite will make Weekly Payments in equal installments of the Estimated Invoice, as illustrated in Exhibit 5 to this Agreement.

     (2) If the actual invoice for any month, including as appropriate, amounts invoiced as a Reconciliation Invoice, as described in section 2.3(c) of this Agreement, is either lesser or greater than the Estimated Invoice, the amount of the underage or overage will be credited against or added to, as the case may be, in full, the first Weekly Payment after the invoice is rendered by AMSC.

    (3) The parties agree that the Two Thousand Dollars ($2,000.00) referred to in subparagraph (1) of this paragraph (d) shall be subject to review from time to time, but in no event more often than quarterly, and may be increased or decreased based on Skysite's actual monthly On-Demand purchases.

    (4) If Skysite provides a Security Deposit as provided in section 2.6(a) of this Agreement, AMSC will invoice Skysite monthly for actual usage, and Skysite shall make four (4) Weekly Payments in equal portions of the invoiced amounts begining the second Friday of each month.

(e)   Failure to make Weekly Payments: If Skysite fails to make Weekly Payments
      -------------------------------
as prescribed by paragraphs (c) and (d) of this section 2.5, the provisions of section 4.1(a) of this Agreement shall apply.

(f)   Equipment purchases: Notwithstanding the foregoing, Skysite may purchase
      -------------------
User Equipment from AMSC only on a prepaid basis.

(g)   Disputed amounts: Skysite shall notify AMSC in writing within thirty (30)
      ----------------
days after the date of invoice, or such reasonable period as may be warranted by the facts or circumstances, by the in no event later than the end of the quarter in which the invoice is rendered, of any dispute or disagreement with invoiced charges but shall continue notwithsatnding any such dispute to make payment as required by paragraph (a) of this section 2.5. All disputed amounts resolved in Skysite's favor will be credited against amounts owing on subsequent invoices.

(h)   Late charge: In addition to AMSC's remedies under section 4.1 of this
      -----------
Agreement, if Skysite does not pay any invoice on or before the date it is due, Skysite shall be required to pay a late charge, equal to one and one-half percent (1 1/2%) per month on the unpaid amount of such invoice and any other outstanding balance. The late charge shall be calculated from the due date of the invoice until payment is received. Notwithstanding the foregoing, and without prejudice to its right to assess late charges on future amounts which may become overdue, AMSC herby waives payments of Two Thousand Eight Dollars and Nineteen Cents $2,008.19 in late charges accrued in 1997 on the Outstanding Balance.

(i)   Collection costs: If AMSC takes any action to collect any unpaid balance
      ----------------
due from Skysite, AMSC shall be entitled to recover from Skysite all reasonable costs of collection incurred by AMSC, including collection fees, reasonable attorney's fees, and litigation expenses. AMSC will invoice Skysite for such charges, and Skysite shall pay such invoice in accordance with the provisions of paragraphs (a) and (b) of this section.

2.6   CREDITWORTHINESS
      ----------------

(a)   Security Deposit: In lieu of prepaying for On-Demand Services in
      ----------------
installments as provided in section 2.5(d) of this Agreement, Skysite may, subject to the consent of AMSC, provide AMSC with a security deposit as follows:

     (1) Based on AMSC's assessment of Skysite's creditworthiness, financial standing, and payment history, the Security Deposit would be in an amount equal to one (1) month's average billings under this Agreement, calculated based on the average of the billings for the calendar months preceding the delivery of the Security Deposit. Skysite may at its option apply its prepayments to the security deposit.

     (2) AMSC reserves the right, based on increases in Skysite's average monthly billings, to request that the Security Deposit be increased to an amount equal to one month's average billings, calculated based on the average of the billings for the three (3) month period immediately preceding AMSC's request for an increase and Skysite will either increase the Security Deposit upon such request or resume prepayments as described in section 2.5(d) of this Agreement.

     (3) AMSC will retain the Security Deposit, if provided, as security for Skysite's prompt payment of amounts due under this Agreement and reserves the right to apply the Security Deposit against any amounts due under this Agreement which are not paid to AMSC within the time periods prescribed in this Agreement. In such an event, AMSC reserves the right to require Skysite to, and Skysite promptly shall, restore the Security Deposit to its original amount or increase the amount of the Security Deposit.

(b) AMSC will release the Stock Escrow Agreement dated April 9, 1996, among Skysite, AMSC, and West America Securities on May 2, 1998, provided that all payments have been made during the Cure Period as required by section 2.5 of this Agreement.

2.7  RECORDKEEPING AND AUDIT.
     -----------------------

(a)  Maintenance of records: Each party shall, directly or through  a third
     ----------------------
party service bureau, create and maintain full, complete and accurate records of business conducted pursuant to this Agreement, including but not limited to data relating to customer activations, deposits, call placement and delivery, invoices, payments, and Service credits. Records shall be retained for the longer of two (2) years, or as long as required by applicable law.

(b)  Request for audit: If the parties have a bona fide dispute as to the
     -----------------
amounts paid or unpaid, owed and owing hereunder, each party reserves the right to request, no more frequently than annually, an audit of the records maintained by the other party in connection with the transactions contemplated hereby.

(c)  Performance of audit: Such an audit shall be performed by an independent
     --------------------
accounting firm agreed upon by AMSC and Skysite and shall be subject to the audited party's standard security and confidentiality procedures. To the extent the audited party identifies its records as confidential and/or proprietary, it may direct that the other party shall have access only to the results of the audit and not to the underlying records which are the subject of the audit.

(d)  Cost of audit: The party requesting the audit under this section 2.7 shall
     -------------
pay all of the costs thereof, unless the audit results in an adjustment to amounts due to or from the other party in excess of ten percent (10%) of the total amount due, in which case the audited party shall pay one-half of the costs thereof.

                                 ARTICLE THREE
                                USE OF SERVICE
                              ------------------

31.  REGULATORY MATTERS.
     ------------------

(a)  Lawful purposes:  Skysite and its customers shall utilize the Service only
     ---------------
for lawful purposes and in compliance with all applicable rules, policies and regulations of the FCC and those of any other Federal, State or local governmental bodies.

(b)  Relationship to FCC:  All MSS provided by AMSC, including the Service as
     -------------------
provided under this Agreement, is subject to the continuing approval of the FCC. Skysite hereby consents to the filing of this Agreement with the FCC if required by applicable law and regulation. AMSC shall advise Skysite in advance of such a filing.

(c)  Allocation of capacity:  Skysite acknowledges and agrees that (1) MSS,
     ----------------------
including the Service, capacity is finite and will be made available to AMSC's customers, including Skysite and its customers, on a first-come, fist-served basis, subject to the availability of MSAT capacity; and (2) AMSC reserves the right, in its sole discretion, to allocate MSAT satellite capacity among all of its services, including the Service provided under this Agreement. AMSC shall determine in its sole discretion how and whether to obtain additional satellite capacity, whether for restoral or for the expansion of AMSC's services.

3.2  PREEMPTION, INTERRUPTION, OR SUSPENSION OF SERVICE.
     --------------------------------------------------

(a) The Service may be pre-empted, interrupted or suspended due to conditions or for reasons beyond Supplier's control ("Emergency Pre-emption"), including but not limited to maintenance requirements or emergency conditions experienced by AMSC; to protect AMSC's personnel, facilities, or services; to provide priority and pre-emptive access to Supplier's satellite system by the Federal Aviation Administration, U.S. Coast Guard, or other governmental agency as required under AMSC's FCC license, or to provide responsive emergency support to government agencies during any natural or man-made disasters or otherwise as required by law (collectively "Government Priority Access").

(b) In the event of Emergency Pre-emption, AMSC will notify Skysite as soon as practicable and shall use its best efforts to restore Skysite's Service in accordance with AMSC's priority restoral policies. Under AMSC's policies, users of dedicated satellite channels receive the highest priority except for Governmental Priority Access. Dedicated channels will not otherwise be pre-empted or diverted for use by other customers.

(c) Restoral of Service in the event of a short term outage will be performed in accordance with Supplier's policies and procedures as quickly as practicable consistent with maintaining the integrity of the Service and AMSC's mobile satellite system. Skysite acknowledges that AMSC's system does not generally provide for selective or successive restoral of channels, or of individual customers.

(d) In the event of an outage affecting AMSC's entire mobile satellite system ("Catastrophic Outage"), dedicated channels will, to the extent consistent with the orderly restoration of service generally, be the first to be restored, either on AMSC's satellite or by transfer to TMI's satellite (if and to the extent capacity is provided on such satellite pursuant to agreement between AMSC and TMI). Skysite acknowledges that on-demand services are not subject to restoral on the same terms as dedicated channels.

3.3  SERVICE CREDITS:
     ---------------

(a) AMSC will grant to Skysite a service credit in the event of Service outages, including outages caused by Emergency Preemption, as set forth in this section 3.3. No service credit will be granted where the Service is interrupted or unavailable due to the negligence of Skysite or to the failure of facilities and equipment provided by Skysite or its other communications providers.

     (1) Skysite shall accrue credit for future Service in an amount equal to the actual period of time for which the Service is completely unavailable for a period of one hour or more. AMSC shall maintain a log of all such service credits. If Skysite has not used the full amount of the Commitment by the end of the Term, the Term shall be extended for an amount of time equal to the aggregate amount of service credits due to Skysite as shown in the log. Otherwise, the service credit shall expire at the end of the Term, and no monetary or other credit compensation shall be given to Skysite in respect thereof.

     (2) Where the Service remains available but is modified or restricted so as to affect adversely the Service for a period of 24 hours or more, a credit allowance will be given at the discretion of AMSC, based on the extent and duration of such modification or restriction.

     (3) No credit allowance will be given where the Service is preempted, interrupted, suspended, modified, or restricted for a period of less than one
(1) hour.

     (4) AMSC shall issue Customer a credit equal to 1/30th of the amount of any Access Fees paid in a month in respect of each full day (i.e. from 12:00 a.m. to 11:59 p.m.) that the Service is unavailable.

     (5) In addition, if Skysite provides a credit to an End User in respect of an active call which is dropped as a result of any unavailability of the Service, AMSC shall issue a credit to Skysite equal to the lesser of (i) the amount of credit issued to such End User by Skysite and (ii) the amount billed to Skysite by AMSC for the last minute of such call. Skysite shall provide AMSC upon request with documentation of credits granted to its End Users.

(b) The liability of AMSC for any interruption of the Service shall in no event exceed the credit allowance provided for in this section 3.3. Except for such credit allowance, AMSC shall not be liable to Skysite for any loss or damage incurred by reason of or incidental to any delay or interruption of the Service.

3.4  WARRANTY
     --------

(a) AMSC warrants that the Service will operate in accordance with its service description when utilized in accordance with AMSC's instructions and operational procedures.

(b) EXCEPT AS OTHERWISE PROVIDED IN THE AGREEMENT, AMSC MAKES NO WARRANTY REGARDING THE PROVISION OF THE SERVICE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.5  LIMITATION OF LIABILITY:
     -----------------------

(a) In no event will AMSC be liable for any indirect, consequential, or special damages, or for any lost profits, even if advised of the possibility of the same. In no event will AMSC be responsible for the failure of skysite and/or its equipment and/or service suppliers to perform their respective responsibilities. Without limiting the foregoing, AMSC shall in no event be liable for:

     (1) Any act or omission of Skysite or any defect or malfunction in any equipment or services provided or used by Skysite or its service and/or equipment suppliers; or

     (2) Unlawful or unauthorized use of AMSC's facilities and services, unless such use results solely from the gross negligence or willful misconduct of AMSC;

     (3) Libel, slander, or infringement of copyright arising from or in connection with messages transmitted via the Service, unless the libel, slander or infringement results solely from the negligence or willful misconduct of AMSC; or

     (4) The unauthorized access to, or alteration, theft, or destruction of data and/or information of Skysite by any person, whether through accident or fraudulent means or devices, whether caused by interruption, errors, defects, delays in operation, failure of performance, unless caused solely by the gross negligence or willful misconduct of AMSC; or

     (5) Any claim arising out of a breach in the privacy or security of communications transmitted over AMSC's facilities unless such breach arises out of the willful misconduct of AMSC;

     (6) Changes in any of AMSC's facilities, operations or procedures required by any other authority or entity which render any facilities or services provided by AMSC or Skysite obsolete, or require modification or alteration of Skysite's facilities or services, or otherwise affect their use of performance.

(b) AMSC's liability for any other damages asserted by Skysite shall be limited to Skysite's actual damages due to AMSC's gross negligence or willful acts and shall in no event One Hundred Thousand Dollars ($100,000.00).

(c) To the extent that any Service or facilities provided hereunder are provided by third parties pursuant to arrangement with AMSC, the disclaimer of or limitations on AMSC's liability, as stated in this section 3.5, shall extend fully to such third parties.

(d) Skysite recognizes that AMSC may, from time to time, obtain satellite capacity for Skysite from TMI Communications and Company, Limited Partnership ("TMI"), the authorized provider of mobile satellite service in Canada. Skysite agrees that, in such event, TMI and its officers, directors, employees, shareholders, partners, investors and agents shall not be liable, for any reason whatsoever, whether in contract or tort or under any other theory of law, for damages related in any way to the provision of the Service hereunder arising out of an act or omission of TMI or resulting from the use of services under this Agreement, including but not limited to any fault in TMI's MSAT which results in failure to establish service, delays, in-service interruption, degradation or loss or distortion of services.

3.6  INDEMNIFICATION:
     ---------------

(a) AMSC shall in no event be liable to Skysite, and Skysite shall indemnify and hold harmless AMSC in the event of a suit or claim against AMSC based on any of the following:

     (1) The content or addressing of any message transmitted by Skysite or any claim of libel, slander, or infringement of copyright against AMSC arising from or in connection with the transmission of messages via the Service unless the libel, slander or infringement results solely from the gross negligence or willful misconduct of AMSC; or

     (2) The infringement of patents arising from the combination or use of AMSC-provided facilities with facilities or services provided by Skysite or any other entity, including Skysite's service and equipment suppliers; or

     (3) any loss, liability, damage, or expense caused to AMSC and/or its facilities by the negligence or willful acts or omissions of Skysite, its users, and equipment and/or service vendors and not caused by the negligence or willful acts of AMSC.

(b) AMSC shall notify Skysite of any claim, action or suit asserted against AMSC based upon the events specified in paragraph (a) of this section 3.6. Skysite shall, at its expense and using counsel acceptable to AMSC, resist and assume responsibility for the defense of such litigation, provided that AMSC may, at Skysite's expense, participate in the defense of any such claim, action or suit. In connection with its defense of such litigation, AMSC shall not take any action which is inconsistent with Skysite's litigation strategy as expressed to AMSC or AMSC's counsel. Skysite shall pay all expenses and satisfy all judgments, including reasonable attorneys' fees and litigation expenses, which may be incurred by or rendered against AMSC in connection therewith.

(c)  Insurance: At the request of AMSC, which may, in AMSC's sole discretion, be
     ---------
made upon execution of this Agreement or at any time thereafter, Skysite shall obtain insurance, in an amount and on terms and with carriers reasonably acceptable to AMSC, to fulfill Skysite's obligations set forth in paragraphs (a) and (b) of this section 3.6.

3.7  FORCE MAJEURE.
     -------------

Except for credit allowances for service interruptions as specified in section
3.3 of this Agreement, AMSC shall not be liable for any failure of performance due to causes beyond its control, including, but not limited to, acts of God, fires, floods or other catastrophes; national emergencies, insurrections, riots or wars; strikes, lockouts, work stoppages or other labor difficulties; and any law, order, regulation or other action of any governing authority or agency thereof.

                                 ARTICLE FOUR
                           TERMINATION AND REMEDIES
                         ----------------------------

4.1  TERMINATION BY AMSC.
     --------------------

AMSC may suspend or terminate the provision of the Service hereunder to Skysite and/or terminate this Agreement without any liability of AMSC to Skysite or any third party in the event of a default by Skysite. Skysite shall be deemed to be in default, and AMSC's rights in such event. shall be as follows:

(a)  Failure to make payments when due:
     ---------------------------------

     (1) If Skysite fails to pay any Weekly Payment in full by the date and time it is due, and payment is not received by AMSC's Close of Business on the Monday, or, if the Monday is a Federal holiday, the subsequent Tuesday, following the Friday due date, AMSC may and will (i) turn off and cease providing the Service to Skysite and Skysite's End Users and (ii) cease activating new End Users for Skysite.

     (2) If Skysite fails in two consecutive weeks to make any Weekly Payment in full by the date and time it is due, and payment is not received by AMSC's Close of Business on the Monday, or, if the Monday is a Federal holiday, the subsequent Tuesday, following the Friday due date, AMSC may and will terminate this Agreement.

     (3) Suspension of Service and/or termination of this Agreement pursuant to this paragraph (a) shall be (i) without any further requirement of notice, (ii) without liability to AMSC, and (iii) in addition to any other right or remedy available to AMSC.

(b)  Security for payment: If Skysite fails to maintain or reinstate the
     --------------------
Security Deposit as provided in section 2.6(c) of this Agreement, within fifteen days after receipt of notice to do so from AMSC, AMSC may terminate this Agreement without further requirement of notice.

(c)  Other events of default: AMSC may terminate this Agreement upon written
     -----------------------
notice to Skysite if -

     (1) Any court, administrative agency, or other governmental authority having jurisdiction over Skysite's finds that Skysite's or Skysite's customers' use of the Service is in violation of any statute or law or of any order, rule or regulation of any court, agency or government authority, or AMSC reasonably believes, based on a court order, statute, or agency regulation, that Skysite's or Skysite's customers' use of the Service is in violation of any statute or law or of any order, rule or regulation of any court, agency or government authority, and such violation is not corrected as soon as possible, but in no event more than thirty (30) days after written demand therefor is received by Skysite from AMSC, provided, however, that Skysite shall not be deemed to be in default if its customer's use of the Service is in violation of any statute or law or of any order, rule or regulation of any court, agency or government authority, and Skysite promptly terminates that customer;

     (2) Skysite, Skysite's customers, or equipment and facilities provided by Skysite under this Agreement, any of which are not authorized or certified by AMSC and/or operated in accordance with AMSC's prescribed procedures, interfere with the Service or facilities provided by AMSC to other of AMSC's or Skysite's customers or the communications service or facilities of any third party, or in any other way cause harm or act in a manner likely, in AMSC's sole judgment, to cause harm to AMSC's network, facilities, services, reputation or personnel or to or the communication service or facilities of any third party (based upon receipt by AMSC of notice from such third party), and such interference or harm is not corrected immediately upon the written demand of AMSC, or, if such interference or harm is not susceptible of immediate cure, if Skysite does not immediately commence and diligently work to correct such interference and harm, which must, in any event, be corrected within two (2) business days after receipt of notice from AMSC; or

     (3) Skysite or any of Skysite's customers uses an unauthorized MT or a MT which has been modified without the prior approval of AMSC, in any call using the Service, and (1) such use is not stopped within as soon as reasonably possible, but in no event more than twenty four (24) hours after written demand therefor is received by Skysite from AMSC, or if (2) such use is repeated by Skysite or such customer at any time after such 24-hour period provided, however, that Skysite shall not be deemed to be in default under this paragraph
(e) if Skysite has terminated or authorized the termination of such customer's use of the Service; or

     (4) Skysite fails, upon written notice from AMSC, to terminate within 24 hours of receipt of notice, as required under section 1.6 of this Agreement, a customer or vendor that has made fraudulent use of or access to the Service or any other AMSC facility; or

     (5) Skysite makes an unauthorized assignment of its rights, duties and/or obligations under this Agreement and fails to obtain AMSC's consent therefor within 15 days after receipt of notice from AMSC.

(d) Termination under this section 4.1 shall be effective immediately upon receipt by Skysite of written notice of default, or at the end of such period as AMSC may grant for cure of the default.

4.2  TERMINATION BY EITHER PARTY.
     ---------------------------

Either AMSC or Skysite (the "Terminating Party") may terminate this Agreement and the use of the Service hereunder without any liability to the other or, in the case of a termination by AMSC, to any third party, if the other party (the "Defaulting Party") is in default of the provisions of this Agreement. For purposes of this section 4.2, a default shall be any of the following:

(a) the Defaulting Party dissolves or liquidates, or transfers all or substantially all of its assets to another person or entity, except as permitted under section 5.2 of this Agreement;

(b) the Defaulting Party becomes the subject of voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceedings, makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they mature, or a receiver is appointed or any of its assets or properties, and the same is not dismissed, vacated, or stayed within thirty
(30) days, or the party seeking to terminate has reason to believe that the commencement of any such proceeding or assignment for the benefit of creditors is imminent;

(c) the Defaulting Party fails to perform or observe in all material respects and in a timely manner any term, condition, or covenant to be performed by it under this Agreement, the breach of which is not the subject of a separate provision in this Article 4, provided, however, that if such failure is not reasonably susceptible of cure within thirty (30) days, it shall not be a breach hereunder if such party promptly commences and diligently pursues a cure, reasonably acceptable to the Terminating Party, of such failure; or

(d) the Defaulting Party provides any information to, or makes any representations or warranties to, the other in connection with the Service, or otherwise in connection with any information required to be provided by it hereunder, which proves to have been false or misleading in any material respect as of the date provided or made.

(e) Termination under this section 4.2 shall be effective immediately upon receipt by the Defaulting Party of written notice of default, or at the end of such period as the Terminating Party may grant the cure of the default.

4.3  OTHER REMEDIES.
     --------------

(a)  Termination for default: if the provision of Service under this Agreement
     -----------------------
is terminated for default, as described in section 4.1 or 4.2 of this Agreement, the Terminating Party shall be entitled to exercise all remedies which may be available to it, either at law or in equity, or both.

(b)  Other termination: Upon any termination of the Service other than under
     -----------------
section 4.1 or 4.2, AMSC promptly shall refund or return to Skysite, as appropriate, the Advance Payment and/or all deposits, letters of credit and other forms of security provided by Skysite, less only such amounts as are due for use of the Service before termination and such other amounts as AMSC reasonably shall determine are due and owing, or will become due and owing, from Skysite. AMSC shall pay Skysite simple interest on the amount of any cash deposit so refunded from the date of its deposit with AMSC to the date refunded at a per annum rate equal to the prime lending rate published in the "Money Rates" column of The Wall Street Journal as of the date of the termination of
                 -----------------------
the Service.

(c)  Immediate payment: In addition to any other rights or remedies available to
     -----------------
AMSC under this Agreement or otherwise, AMSC may demand immediate payment of all amounts billed and payable, as well as all other amounts due hereunder, (1) if the Service is terminated by AMSC pursuant to section 4.1 or 4.2 of this Agreement, (2) if Skysite is delinquent in the payment of any invoice beyond any applicable grace period, or (3) if AMSC has reason to believe that Skysite is about to cease operations or go out of business or about to seek protection under any applicable bankruptcy or reorganization laws.

(d)  Termination by Skysite: Notwithstanding any other provision of this
     ----------------------
Agreement, Skysite may terminate this Agreement upon 90 days' written notice to AMSC, subject to payment to AMSC of a Termination Fee equal to Thirty Percent (30%) of the remaining unpaid balance of the Commitment, plus any amounts owing and unpaid as of the date of termination. The Termination Fee shall be paid within 30 days of AMSC's receipt of notice of termination under this paragraph
(d).

(e)  Termination liability: If AMSC terminates this Agreement pursuant to the
     ---------------------
provisions of section 4.1 for the default of Skysite, Skysite. agrees to pay to AMSC -

     (1) a sum equal to Thirty Percent (30%) of the remaining unpaid balance of the Commitment, which amount is agreed by the parties to be the measure of AMSC's damages in the event of Skysite's default and not a penalty; and

     (2)  amounts owing and unpaid by Skysite's under this Agreement; and

     (3) all costs and fees incurred by AMSC in undertaking collection of the amounts described in subparagraphs (1) and (2) of this paragraph (e), including but not limited to fees of collection agencies, attorneys' fees, and filing fees and court costs.

4.4  REGULATORY APPROVALS.
     --------------------

If (a) AMSC fails to obtain and maintain all required and material FCC or other government approvals for the provision of the Service in AMSC's authorized territory as described in this Agreement or (b) a final order of the FCC, or other government agency having jurisdiction, revoking or denying renewal of the MSS authorization granted to AMSC is issued and becomes effective, the provision and use of Service under this Agreement will terminate immediately, and the provisions of section 4.3(b) of this Agreement will apply.


                                 ARTICLE FIVE
                                    GENERAL
                               ----------------

5.1  REPRESENTATIONS AND WARRANTIES.
     ------------------------------

Each party represents and warrants to the other that -

(a) it if fully authorized to enter into and perform this Agreement; this Agreement when executed, will be binding upon it; and it has made no misrepresentations to the other party in connection with the negotiation, execution, or performance of this Agreement; and

(b) the execution and performance of this Agreement does not and will not violate any other contract, obligation, or instrument to which it is a party, or which is binding upon it, including terms relating to covenants not to compete and confidentiality obligations.

5.2  ASSIGNMENT.
     ----------

(a)  AMSC: AMSC shall have the right to assign this Agreement, including its
     ----
rights and obligations under this Agreement, without consent of Skysite, to such person or entity who shall from time to time hold the FCC license pursuant to which the Service is authorized. AMSC shall also have the unrestricted right to assign this Agreement, or any of its rights hereunder, to any lender as collateral security in connection with any financing arrangement of AMSC.

(b)  Skysite: Skysite shall not assign any of its rights and obligations under
     -------
this Agreement to any other person, firm agency, corporation or other legal entity without the prior written approval of AMSC, which shall not unreasonably be withheld, conditioned, or delayed, provided, however, that Skysite may assign this Agreement to any lender as collateral security in connection with any financing arrangement of Skysite, provided that Skysite shall remain responsible for performing its responsibilities hereunder.

5.3  SUCCESSORS AND ASSIGNS.
     ----------------------

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted assigns. This Agreement is entered into solely for the benefit of such parties. Nothing herein contained will be deemed to create any third party beneficiaries or confer any benefit or rights on or to any person not a party hereto, and no person not a party hereto shall be entitled to enforce any provisions hereof or exercise any rights hereunder.

5.4   NO THIRD PARTY BENEFICIARIES.  Skysite shall be solely a value-added
      ----------------------------
reseller of the Service purchased from AMSC, and the provision by AMSC to Skysite of the Service is not part of any principal and agent relationship, employer and employee relationship, or joint venture or partnership between AMSC and Skysite. This Agreement is entered into solely for the benefit of AMSC and Skysite and is for the exclusive benefit of such parties. Nothing contained in this Agreement will be deemed to create any third party beneficiaries or confer any benefit or rights on or to any person not a party hereto, and no person not a party hereto (including without limitation customers, vendors, or creditors of Skysite) shall be entitled to enforce any provisions hereof or exercise any rights hereunder.

5.5   NOTICES.
      -------

(a) All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (1) upon receipt if delivered in person or by facsimile, (2) one (1) day after deposit prepaid with a national overnight express delivery service; or (3) three (3) days after deposit in the United States certified mail, postage prepaid, return receipt requested:


     If to Skysite by mail:
     Skysite Communications Corporation
     P.O. Box 7549
     Burbank, CA  91510-7549

     If to Skysite by overnight express delivery:

     Skysite Communications Corporation
     11500 Sherman Way
     North Hollywood, CA 91605

     Attention: Chief Operating Officer
     Facsimile: 818/759-6999
     With a copy to the Corporate Counsel, Skysite Communications Corporation, at the above address.

     If to AMSC:

     AMSC Subsidiary Corporation
     10802 Parkridge Boulevard
     Reston, VA  20191-5416
     Attention: Senior Program Manager, Large Accounts Contracts

     Facsimile:  703/758-6239
     With a copy to the General Counsel, AMSC, at the above address.

(b) Each party may designate by notice, delivered as described in paragraph (a) of this section 5.5, a new address (or substitute or additional persons) to which any notice, demand, request or communication may thereafter be so given, served or sent.

5.6  APPLICABLE LAW.
     --------------

To the extent not governed by Federal law, this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of law thereof.

5.7  WAIVER AND SEVERABILITY.
     -----------------------

(a) Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach of default of a similar nature, or as a waiver of any provisions, rights, or privileges hereunder. Any waiver under this Agreement must be in writing and, as to AMSC, executed by both AMSC's (1) General Counsel and (2) President or any Vice President.

(b) In the event that any one or more of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in any respect, such invalidity and unenforceability shall not affect any other provision of this Agreement, and the Agreement shall be construed as though such invalid and/or unenforceable provision(s) had never been contained herein.

5.8  MODIFICATION.
     ------------

No amendment or modification to this Agreement shall be valid unless made in writing and signed by the authorized representatives of the parties. As to AMSC, the "authorized representatives" means both AMSC's (a) General Counsel and (b) President or any Vice President.

5.9  HEADINGS.
     --------

The headings and numbering of paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning of interpretation hereof.

5.10  ENTIRE AGREEMENT.
      ----------------

This Amended and Restated Private Network Satellite Services Agreement, including all Exhibits hereto, constitutes the entire agreement between the parties hereto and supersedes all prior oral or written agreements, including but not limited to the Private Network Satellite Services Agreement entered into as of December 7, 1995, and Amendment No. 1 thereto, dated as of May 29, 1997, and Amendment No. 2, thereto dated as of June 30, 1997, and any and all representations, statements, negotiations, understandings, proposals, and undertakings with respect to the subject matter hereof.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS PRIVATE NETWORK SATELLITE SERVICES AGREEMENT, EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.

     AMSC SUBSIDIARY                SKYSITE                     SKYSITE
       CORPORATION              COMMUNICATIONS              COMMUNICATIONS
                                  CORPORATION                 CORPORATION

  /s/ R.L. GOLDSMITH       /s/ PHILIP A. KERNAN, JR.     /s/ ROBERT J. WUSSLER
------------------------   -------------------------   -------------------------
       Signature                   Signature                   Signature

     E.V.P & C.O.O                President                 Chairman USD1
------------------------   ------------------------    ------------------------
         Title                      Title                       Title

     R.L. GOLDSMITH          Philip A. Kernan, Jr.         ROBERT J. WUSSLER
------------------------   ------------------------    ------------------------
          Name                       Name                        Name

     March 4, 1998             25 February 1995                2/26/98
------------------------   ------------------------    ------------------------
          Date                       Date                        Date